AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1997 Post-Effective Amendment No. 1 to Reg'n Statement No. 333-2858
_______________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM S-8

                  POST-EFFECTIVE AMENDMENT No. 1 TO
                        REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933
                  _________________________________

                        THE EARTHGRAINS COMPANY
        (Exact name of registrant as specified in its charter)

           Delaware                           36-3201045
 (State or other jurisdiction                (IRS Employer
of incorporation or organization)          Identification No.)

                           8400 Maryland Avenue
                      St. Louis, Missouri 63105-3668
               (Address of principal executive offices)
                     __________________________

                       THE EARTHGRAINS COMPANY
                       1996 STOCK INCENTIVE PLAN
                       (Full title of the plan)
                      __________________________

Joseph M. Noelker, Esq.                  Copies to:
Vice President, General Counsel          Carla E. Laszewski, Esq.
  and Secretary                           The Stolar Partnership
8400 Maryland Avenue                   911 Washington Avenue, 8th Fl
St. Louis, Missouri 63105-3668           St. Louis, Missouri 63101
(Name and address of agent for service)

            (314) 577-7166
(Telephone number of agent for service)

             Supplementing Part II and Supplying Certain Exhibits

                             PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit 4.2

The Earthgrains Company 1996 Stock Incentive Plan (as amended April 11, 1996, March 21, 1997 and May 30, 1997).
[This document constitutes an amendment and restatement of the Plan and supersedes Exhibit 4.1 previously filed with the Commission.]

Exhibit 24.2

Power of Attorney
[This document supplements Exhibit 24.1 previously filed with the Commission.]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 8, 1997.


                      THE EARTHGRAINS COMPANY

                      By:     JOSEPH M. NOELKER
                             (Joseph M. Noelker, Vice President,
                                General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                    Title                       Date

     Barry H. Beracha*       Chairman of the Board      October 8, 1997
    (Barry H. Beracha)       and Chief Executive
                             Officer (Principal
                               Executive Officer)

     Mark H. Krieger*        Vice President and         October 8, 1997
    (Mark H. Krieger)        Chief Financial
                               Officer (Principal
                               Financial Officer)

     Virgil Rehkemper*      Vice President and              October 8, 1997
    (Virgil Rehkemper)      Controller (Principal
                            Accounting Officer)

     J. Joe Adorjan*          Director                  October 8, 1997
    (J. Joe Adorjan)

     Peter F. Benoist*        Director                  October 8, 1997
    (Peter F. Benoist)

     Maxine K. Clark*         Director                  October 8, 1997
    (Maxine K. Clark)

     Jaime Iglesias*            Director                  October 8, 1997
    (Jaime Iglesias)

     Jerry E. Ritter*         Director                  October 8, 1997
    (Jerry E. Ritter)

     William E. Stevens*      Director                  October 8, 1997
    (William E. Stevens)


                                      * By:       JOSEPH M. NOELKER
                                                  Joseph M. Noelker
                                                      Attorney-in-Fact

                         EXHIBIT INDEX

Exhibit 4.2

The Earthgrains Company 1996 Stock Incentive Plan (as amended April 11, 1996, March 21, 1997 and May 30, 1997).
[This document constitutes an amendment and restatement of the Plan and supersedes Exhibit 4.1 previously filed with the Commission.]


Exhibit 24.2

Power of Attorney
[This document supplements Exhibit 24.1 previously filed with the Commission.]




                     All Exhibits are filed electronically.